UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
Of the Securities and Exchange Act of 1934

Date of Report: September 14, 2004

(Date of earliest event reported)

TVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30539	77-0549628

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

4001 Burton Drive, Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 982-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Explanatory Note: This Amendment No. 1 to Form 8-K amends and restates in its entirety the Registrant’s Current Report on Form 8-K (Date of Report: September 15, 2004) filed on September 16, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 14, 2004, the Board of Directors of Tvia, Inc. (the “Company”) appointed Diane Bjorkstrom as Chief Financial Officer (principal financial and accounting officer) of the Company. As a result of the appointment of Ms. Bjorkstrom, effective September 14, 2004, Arthur Nguyen retired as the Company’s Chief Financial Officer. Mr. Nguyen will remain at Tvia as Director of Special Projects for a transitional period.

Ms. Bjorkstrom, 49, joined the Company in September 2004 prior to being appointed as Chief Financial Officer and Vice President of Administration. Prior to joining the Company, she served as an independent financial consultant from August 2002 to September 2004. From January 2002 to July 2002, Ms. Bjorkstrom served as the Chief Financial Officer of Blend MediaWorks, Inc., a software company. From October 1997 to January 2002, Ms. Bjorkstrom was employed by the Brenner Group Inc., an executive management firm. While there she was the interim Chief Financial Officer of various high-tech companies. Ms. Bjorkstrom holds a B.S. in Commerce/Accounting from Rider University. Ms. Bjorkstrom is a Certified Public Accountant.

The Company has entered into an Executive Severance Agreement with Ms. Bjorkstrom, in the form attached as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-34024), pursuant to which Ms. Bjorkstrom will receive nine months’ salary upon termination following a change in control of the Company. The Executive Severance Agreement also provides that 25% of Ms. Bjorkstrom’s unvested options will automatically vest upon a change of control of the Company. Following such a change of control, 100% of the options granted will automatically vest if Ms. Bjorkstrom is terminated, or constructively terminated within 24 months.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2004	TVIA, INC.
	By:	/s/Diane Bjorkstrom
Diane Bjorkstrom
Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)

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